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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference, in the Registration Statements of Nortech Systems Incorporated on Forms S-8 registered on June 21, 1994 (No. 33-80906) and June 30, 1993 (No. 33-66246), of our report dated February 13, 2002, with respect to the consolidated statements of income, shareholders' equity and cash flows for the period ended December 31, 2001, and the related financial statement schedule for the period ended December 31, 2001, included in the Annual Report on Form 10-K of Nortech Systems Incorporated and Subsidiary for the year ended December 31, 2003.

                      LARSON, ALLEN, WEISHAIR & CO., LLP

St. Cloud, Minnesota
March 30, 2004

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  EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT